ENTERGY GULF STATES, INC.
                ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                    COLUMN 2 OF FINANCIAL STATEMENTS



   Entry no. 1:
   (In Thousands)

Dr. Cash                                             $5,900
Cr. Materials and supplies                                     $5,900


To sell transmission and distribution materials inventory to System
Fuels, Inc.


   Entry no. 2:
   (In Thousands)

Dr. Investment in subsidiary companies               $10,818
Cr. Cash                                                       $10,818


To record Entergy Gulf States' new investment in System Fuels, Inc.

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

                     ENTERGY GULF STATES, INC.
                     PRO FORMA  BALANCE SHEET
                          JUNE 30, 1997
                           (Unaudited)

                                                           Adjustments to Reflect
                                                           Transactions Proposed
                                                      Before     In Present       After
                    ASSETS                         Transactions    Filing      Transaction
                                                                (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                $16,467     ($4,918)       $11,549
    Temporary cash investments - at cost,
      which approximates market:
        Associated companies                             51,689                     51,689
        Other                                           143,334                    143,334
                                                     ----------     -------     ----------
           Total cash and cash equivalents              211,490      (4,918)       206,572
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $2.0 million)                                    97,230                     97,230
    Associated companies                                  7,083                      7,083
    Other                                                40,834                     40,834
    Accrued unbilled revenues                            86,883                     86,883
  Deferred fuel costs                                    99,708                     99,708
  Accumulated deferred income taxes                      60,059                     60,059
  Fuel inventory - at average cost                       41,120                     41,120
  Materials and supplies - at average cost               91,077      (5,900)        85,177
  Rate deferrals                                         69,938                     69,938
  Prepayments and other                                  19,312                     19,312
                                                     ----------     -------     ----------
           Total                                        824,734     (10,818)       813,916
                                                     ----------     -------     ----------

Other Property and Investments:
  Decommissioning trust fund                             47,119                     47,119
  Investment in subsidiary companies - at equity              -      10,818         10,818
  Other - at cost (less accumulated depreciation)        38,652                     38,652
                                                     ----------     -------     ----------
           Total                                         85,771      10,818         96,589
                                                     ----------     -------     ----------

Utility Plant:
  Electric                                            7,164,941                  7,164,941
  Natural Gas                                            47,005                     47,005
  Steam products                                         81,743                     81,743
  Property under capital leases                          71,422                     71,422
  Construction work in progress                         110,326                    110,326
  Nuclear fuel under capital lease                       41,631                     41,631
                                                     ----------     -------     ----------
           Total                                      7,517,068                  7,517,068
  Less - accumulated depreciation and amortization    2,940,806                  2,940,806
                                                     ----------     -------     ----------
           Utility plant - net                        4,576,262                  4,576,262
                                                     ----------     -------     ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                      102,948                    102,948
    SFAS 109 regulatory asset - net                     383,163                    383,163
    Unamortized loss on reacquired debt                  51,380                     51,380
    Other regulatory assets                              40,884                     40,884
    Long-term receivables                               212,225                    212,225
  Other                                                 197,970                    197,970
                                                     ----------     -------     ----------
           Total                                        988,570                    988,570
                                                     ----------     -------     ----------

           TOTAL                                     $6,475,337          $-     $6,475,337
                                                     ==========     =======     ==========

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
                        ENTERGY GULF STATES, INC.
                        PRO FORMA  BALANCE SHEET
                             JUNE 30, 1997
                              (Unaudited)

                                                           Adjustments to Reflect
                                                           Transactions Proposed
                                                       Before    In Present      After
LIABILITIES AND SHAREHOLDERS' EQUITY                Transactions    Filing      Transaction
                                                                 (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                    $150,865                  $150,865
  Accounts payable:
    Associated companies                                 53,636                    53,636
    Other                                               105,208                   105,208
  Customer deposits                                      29,026                    29,026
  Taxes accrued                                          62,429                    62,429
  Interest accrued                                       48,433                    48,433
  Nuclear refueling reserve                              19,488                    19,488
  Obligations under capital leases                       39,639                    39,639
  Other                                                  27,783                    27,783
                                                     ----------     -------    ----------
           Total                                        536,507                   536,507
                                                     ----------     -------    ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                   1,225,525                 1,225,525
  Accumulated deferred investment tax credits           217,667                   217,667
  Obligations under capital leases                       69,225                    69,225
  Deferred River Bend finance charges                    21,509                    21,509
  Other                                                 526,800                   526,800
                                                     ----------     -------    ----------
           Total                                      2,060,726                 2,060,726
                                                     ----------     -------    ----------

Long-term debt                                        1,878,048                 1,878,048
Preferred stock with sinking fund                        75,210                    75,210
Preference stock                                        150,000                   150,000
Company - obligated mandatorily redeemable
    preferred securities of subsidiary trust holding
    solely junior subordinated deferrable debentures     85,000                    85,000


Shareholders' Equity:
  Preferred stock without sinking fund                   51,444                    51,444
  Common stock, no par value, authorized
    200,000,000 shares; issued and outstanding
    100 shares                                          114,055                   114,055
  Paid-in capital                                     1,152,575                 1,152,575
  Retained earnings                                     371,772                   371,772
                                                     ----------     -------    ----------
           Total                                      1,689,846                 1,689,846
                                                     ----------     -------    ----------

           TOTAL                                     $6,475,337                $6,475,337
                                                     ==========     =======    ==========

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
                          ENTERGY GULF STATES, INC.
                       PRO FORMA STATEMENT OF INCOME
                     TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                                           Before    In Present       After
                                                        Transactions    Filing      Transaction
                                                                     (In Thousands)
Operating Revenues:
  Electric                                               $1,902,198                 $1,902,198
  Natural gas                                                40,222                     40,222
  Steam products                                             52,312                     52,312
                                                         ----------     -------     ----------
        Total                                             1,994,732                  1,994,732
                                                         ----------     -------     ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                             536,683                    536,683
     Purchased power                                        287,135                    287,135
     Nuclear refueling outage expenses                        8,946                      8,946
     Other operation and maintenance                        383,692                    383,692
  Depreciation, amortization, and decommissioning           210,116                    210,116
  Taxes other than income taxes                             106,641                    106,641
  Amortization of rate deferrals                             76,442                     76,442
                                                         ----------     -------     ----------
        Total                                             1,609,655                  1,609,655
                                                         ----------     -------     ----------

Operating Income                                            385,077                    385,077
                                                         ----------     -------     ----------

Other Income:
  Allowance for equity funds used
   during construction                                        2,837                      2,837
  Miscellaneous - net                                        67,800                     67,800
                                                         ----------     -------     ----------
        Total                                                70,637                     70,637
                                                         ----------     -------     ----------

Interest Charges:
  Interest on long-term debt                                171,848                    171,848
  Other interest - net                                       14,626                     14,626
  Distributions on preferred securities of subsidiary         3,182                      3,182
  Allowance for borrowed funds used
   during construction                                       (2,418)                    (2,418)
                                                         ----------     -------     ----------
        Total                                               187,238                    187,238
                                                         ----------     -------     ----------

Income Before Income Taxes                                  268,476                    268,476

Income Taxes                                                107,683                    107,683
                                                         ----------     -------     ----------

Net Income                                                  160,793                    160,793

Preferred and Preference Stock Dividend
  Requirements and Other                                     28,158                     28,158
                                                         ----------     -------     ----------

Earnings Applicable to Common Stock                        $132,635                   $132,635
                                                         ==========     =======     ==========

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

                           ENTERGY GULF STATES, INC.
                  PRO FORMA STATEMENT OF RETAINED EARNINGS
                      TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                               Adjustments to Reflect
                                               Transactions Proposed
                                          Before     In Present     After
          RETAINED EARNINGS             Transaction   Filing     Transaction
                                                    (In Thousands)
Retained Earnings, July 1, 1996           $238,301                  $238,301
  Add:
    Net income                             160,793                   160,793
                                          --------      ------      --------
        Total                              399,094                   399,094
                                          --------      ------      --------
  Deduct:
    Dividends declared:
     Preferred and preference stock         26,074                    26,074
     Common stock                                -                         -
    Preferred and preference stock
      redemption and other                   1,248                     1,248
                                          --------      ------      --------
        Total                               27,322                    27,322
                                          --------      ------      --------
Retained Earnings, June 30, 1997          $371,772                  $371,772
                                          ========      ======      ========

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